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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported)  March 31, 2000

                              DANIEL GREEN COMPANY
             (Exact name of registrant as specified in its charter)


Massachusetts                           000-00774                150327010
(State or other                        (Commission           (I.R.S. Employer
jurisdiction of incorporation)         File Number)         Identification No.)


One Main Street, Dolgeville, New York                            13329
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (315) 429-3131


(Former name or former address, if changed since last report.)
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ITEM 5.           OTHER EVENTS

                  On March 31, 2000, Daniel Green Company (the "Company") announced that effective May 1, 2000, the Company's headquarters and distribution operation currently located in Dolgeville, New York will relocate to, and consolidate with the operations of Penobscot Shoe Company located in Old Town, Maine. The Company acquired Penobscot on March 30, 2000.

                  Penobscot is a manufacturer of women's footwear under the Trotters and newly introduced Softwalk labels. Based in Old Town, Maine, Penobscot sales for the fiscal year ended November 30, 1999 were $21.7 million and its net pre-tax income was $3.2 million. The Penobscot assets will be used by Daniel Green in expanding its business as a leader in designing and selling well known branded slippers, including its line of women's slippers, L.B. Evans mens slippers and Woolrich mens slippers.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  Exhibit A - Press Release dated March 31, 2000.

SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.


                                        DANIEL GREEN COMPANY
                                        (Registrant)


Dated:  March 31, 2000                  By: /s/ James R. Riedman
                                            ---------------------
                                            James R. Riedman, CEO